Exhibit 32.1          Certification.

Certification of Chief Executive Officer of Proton Laboratories, Inc. pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and Section 1350 of 18 U.S.C. 63.

I, Edward Alexander, the Chief Executive Officer of Proton Laboratories, Inc. hereby certify that Proton Laboratories, Inc.'s periodic report on Form 10-QSB and the financial statements contained therein fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d) and that information contained in the periodic report on Form 10-QSB and the financial statements contained therein fairly represents, in all material respects, the financial condition and results of the operations of Proton Laboratories, Inc.

Date:  August 18, 2004
(signed)  _______________________
Edward  Alexander
/s/  Edward  Alexander
Chief  Executive  Officer  of
Proton Laboratories, Inc.


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